EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Auddia Inc.
Boulder, Colorado

We hereby consent to the incorporation by reference in i. the Registration Statement on Form S-1/A (File no. 333-235891) and ii. the Registration Statement on Form S-8 (File no. 333-258673) of Auddia Inc., of our report dated February 17, 2022 relating to the financial statements at and for the years ended December 31, 2021 and 2020, which appear in this Annual Report on Form 10-K.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

February 17, 2022